                                                                    EXHIBIT 10.4

This agreement is signed in 1/st/ April, 1996

Involved Parties

1.  Dongguan Heng Li Zhen Trading Company (hereafter named "Party A")
    Address: Dongguan Heng Li Zhen

2.  (Hong Kong) Creative Master Limited (hereafter named "Party B")
    Address: Flat A, 8/F, Casey Industrial Building, 18 Bedford Road, Taikoktsui, Kowloon, HK.

Both parties signed a "Dongguan Chuangying Toys Factory Co. Ltd. (hereafter named "Joint Enterprise")" contract in China on the date of 10/th/ September, 1994. The copy this original agreement is in the appendix A-1 for reference.

This internal supplementary agreement will serve as the reference of the original agreement. After signing this supplementary agreement by both parties, this supplementary agreement will be effective from 10/th/ September, 1994. This supplementary agreement has the same legal binding as the original agreement. If there is contradiction between these 2 agreement, both parties should comply with the internal supplementary agreement.

The content of this agreement is as follow:

Condition 3: Cooperation condition and profit distribution

    Party A agrees to waive 10% of its pre-profit/loss to Party B, in which Party B act as a trustee. Party A does not have direct or indirect interest on asset and loan of the joint enterprise. Party A also agrees to ask either Party B or the joint enterprise for the agreed process fee. Such fee can be changed under the consensus of the both parties

Condition 5: Joint enterprise management structure

    The Direct and the Assistant Managing Director, appointed by Party A, do not have the right to control the operation and finance of the joint enterprise.